EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G/A filed herewith (and any amendments thereto), relating to the Common Stock of Digital Brand Media & Marketing Group, Inc. is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, on behalf of each of the undersigned.

This Agreement may be executed in counterparts and each of such counterparts taken together shall constitute one and the same instrument.

Dated this 14th day of February, 2018.

CITADEL SECURITIES LLC		CALC3 III LP

By:	/s/ Guy Miller	By:	/s/ Guy Miller
	Guy Miller, Authorized Signatory		Guy Miller, Authorized Signatory

CITADEL SECURITIES GP LLC		KENNETH GRIFFIN

By:	/s/ Guy Miller	By:	/s/ Guy Miller
	Guy Miller, Authorized Signatory		Guy Miller, attorney-in-fact*

*	Guy Miller is signing on behalf of Kenneth Griffin as attorney-in-fact pursuant to a power of attorney filed with the Securities and Exchange Commission on February 14, 2018, and hereby incorporated by reference herein. The power of attorney was filed as an attachment to a filing by Citadel Securities LLC on Schedule 13G/A for Paragon Shipping Inc.